                                                                      Exhibit 10

                  LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL, LLP                             BALTIMORE, MD
               1735 MARKET STREET, 51ST FLOOR                         CAMDEN, NJ
       PHILADELPHIA, PENNSYLVANIA 19103-7599                          DENVER, CO
                     215-665-8500                             SALT LAKE CITY, UT
               FAX:  215-864-8999                                 WASHINGTON, DC
       LAWYERS@BALLARDSPAHR.COM




                                        May 19, 1998



AIM Special Opportunities Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

          Re:  AIM Special Opportunities Funds
               Registration Statement on Form N1-A
               -----------------------------------

Gentlemen:

          We have acted as counsel to AIM Special Opportunities Funds (the "Trust"), a business trust organized under the laws of the State of Delaware registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end series management investment company.

          This opinion is given in connection with the filing by the Trust of its Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 and under the 1940 Act relating to the registration of an indefinite number of Class A, Class B and Class C shares of beneficial interest, par value $.01 per share (the "Shares"), representing interests in the AIM Small Cap Opportunities Fund (the "Fund"), currently the only portfolio of the Trust.

          In connection with our giving this opinion, we have examined a copy of the Trust's Agreement and Declaration of Trust, as amended, resolutions of the Board of Trustees dated May 12, 1998 and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus included in the Registration Statement substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

AIM Special Opportunities Funds
May 18, 1998
Page 2




          Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as described in the Prospectus, will have been legally issued, fully paid and non-assessable.

          We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act of the State of Delaware.

          Both the Delaware Business Trust Act and the Trust's Agreement and Declaration of Trust, as amended (the "Trust Agreement"), provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Trust itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the references to our firm under the caption "General Information - Legal Counsel" in the Prospectus and under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the Fund, which are included in the Registration Statement.


                                   Very truly yours,



                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   ------------------------------------------